Exhibit 99.1

April 17, 2014	Media Contact:	Patty Seif
WILMINGTON, Del.		302-774-4482
patricia.r.seif@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports Q1 Operating EPS of $1.58; Reaffirms 2014 Outlook
Operating Earnings Growth in Most Segments Offset by Harsh Weather and Shifts in Ag

First Quarter Highlights

•	Substantial earnings increases and operating margin improvement across most segments including: Safety & Protection; Electronics & Communications; Nutrition & Health; and Industrial Biosciences.

•
Strong sales volume growth outside the Americas. Combined European and Asian developing markets volume up 10 percent; Europe, Middle East, & Africa volumes up 6 percent. Volume growth in the Americas constrained by shifts in timing and planted area in agriculture and the impact of harsh weather.

•	Adverse weather conditions reduced first quarter earnings by an estimated $.07 per share reflecting increased operating costs and lost sales.

•	Productivity initiatives, share repurchase program and Performance Chemicals separation remain on track.

•	The company reaffirms full-year operating earnings guidance of $4.20 to $4.45 per share.

WILMINGTON, Del., April 17, 2014 - DuPont (NYSE: DD), a science company that brings world-class, innovative products, materials, and services to the global marketplace, today announced first quarter 2014 operating earnings of $1.58 per share compared to $1.56 per share in the prior year. GAAP1 EPS was $1.54 versus $1.47 last year. Consolidated sales were $10.1 billion, 3 percent below last year, principally due to differences in timing and planted area for Agriculture sales, negative currency impact, and adverse weather conditions in North America. However, volume grew in each of DuPont’s industrial related segments and operating margins increased in 6 of 7 segments versus last year’s first quarter.
“We achieved substantial earnings growth in most of our segments in the first quarter as we advanced our strategic and operational priorities,” said Ellen Kullman, DuPont Chair and CEO. “We delivered near record earnings per share despite the challenges of harsh weather and differences in year-on-year comparisons in our Agriculture Segment, and our key initiatives remain on track. I’m pleased with the progress we are making to deliver further value to shareholders and strengthen DuPont’s position as an engine of science-driven innovation.”
“Looking ahead, we will continue to operate our businesses with focused discipline and increasing productivity. We expect steady growth in industrial production to continue to drive increases in demand for DuPont products worldwide. As a result, we are reaffirming our outlook for operating earnings per share growth in 2014,” said Kullman.

1Generally Accepted Accounting Principles (GAAP)
E.I. du Pont de Nemours and Company

Global Consolidated Net Sales - 1st Quarter
First quarter 2014 net sales were $10.1 billion, down 3 percent versus last year, reflecting 1 percent lower volume, 1 percent lower local selling prices and 1 percent negative currency impact. The table below shows first quarter regional sales and variances versus first quarter 2013.

	Three Months Ended
	March 31, 2014		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$4,456	(8)	—	—	(7)	(1)
EMEA*	2,952	8	1	1	6	—
Asia Pacific	1,749	—	(3)	(3)	6	—
Latin America	971	(10)	(1)	(4)	(5)	—

Total Consolidated Sales	$10,128	(3)	(1)	(1)	(1)	—

* Europe, Middle East & Africa
Segment Sales - 1st Quarter
The table below shows first quarter 2014 segment sales with related variances versus first quarter 2013.

	Three Months Ended		Percentage Change
SEGMENT SALES	March 31, 2014		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/Other
Agriculture	$4,394	(6)	1	(7)	—
Electronics & Communications	580	(6)	(12)	6	—
Industrial Biosciences	301	4	(1)	5	—
Nutrition & Health	861	(1)	(1)	—	—
Performance Chemicals	1,532	(3)	(7)	6	(2)
Performance Materials	1,593	2	—	2	—
Safety & Protection	947	4	(1)	5	—
Other	1	—
Total segment sales	10,209
Elimination of transfers	(81)
Consolidated net sales	$10,128

Operating Earnings - 1st Quarter

			Change vs. 2013
(Dollars in millions)	1Q14	1Q13	$	%
Agriculture	$1,442	$1,516	$(74)	-5%
Electronics & Communications	75	49	26	53%
Industrial Biosciences	56	41	15	37%
Nutrition & Health	93	76	17	22%
Performance Chemicals	200	251	(51)	-20%
Performance Materials	299	292	7	2%
Safety & Protection	175	138	37	27%
Other	(92)	(87)	(5)	nm
Total segment operating earnings (1)	2,248	2,276	(28)	-1%

Exchange gains & losses (2)	$(96)	$11	$(107)	nm
Corporate expenses	(201)	(214)	13	nm
Interest expense	(103)	(117)	14	nm
Operating earnings before income taxes	1,848	1,956	(108)	-6%

Provision for income taxes on operating earnings	(370)	(490)	120	nm
Net income attributable to noncontrolling interests	(6)	(7)	1	nm
Operating earnings	$1,472	$1,459	$13	1%

Operating earnings per share	$1.58	$1.56	$0.02	1%

(1) See Schedules B and C for listing of significant items and their impact by segment.
(2) See Schedule D for additional information on exchange gains and losses.

Agriculture - Operating earnings of $1,442 million declined $74 million, or 5 percent, on lower volumes due to the earlier timing of seed shipments realized in the fourth quarter of 2013 versus the first quarter, lower corn planted area in Brazil’s Safrinha season and in North America, and lower herbicide volumes in North America. This was partially offset by pricing gains in seeds, higher insecticide volumes in Latin America, and lower seed input costs.

Electronics & Communications - Operating earnings of $75 million increased $26 million, or 53 percent, largely because of higher sales volumes, mainly in photovoltaic markets.

Industrial Biosciences - Operating earnings of $56 million increased $15 million, or 37 percent, from increased demand for enzymes for ethanol production and lower costs.

Nutrition & Health - Operating earnings of $93 million increased $17 million, or 22 percent, driven by improved product mix, productivity gains and lower raw material costs.

Performance Chemicals - Operating earnings of $200 million were down $51 million, or 20 percent, due primarily to lower prices in fluoroproducts, principally refrigerants. Higher raw material and energy costs as a result of the adverse weather and lower Ti02 prices were also contributors.  Segment earnings benefitted from higher volumes and productivity improvements.

Performance Materials - Operating earnings of $299 million increased $7 million, or 2 percent, reflecting stronger volumes in automotive markets, largely offset by higher ethane and natural gas costs due primarily to weather related factors.

Safety & Protection - Operating earnings of $175 million increased $37 million, or 27 percent, primarily due to productivity gains and higher volumes.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook
The company reaffirms its outlook for full-year 2014 operating earnings of $4.20-$4.45 per share, an increase of 8-15 percent from $3.88 per share earned in 2013, based on anticipated growth in global industrial market demand. The company also expects it will earn about 70 percent of its full year operating earnings per share in the first half.

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements: This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” "believes," “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

# # #
04/17/14

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended March 31,
	2014	2013
Net sales	$10,128	$10,408
Other income, net	17	92
Total	10,145	10,500

Cost of goods sold	6,000	6,193
Other operating charges (a)	797	912
Selling, general and administrative expenses	925	983
Research and development expense	518	521
Interest expense	103	117
Total	8,343	8,726

Income from continuing operations before income taxes	1,802	1,774
Provision for income taxes on continuing operations (a)	357	387
Income from continuing operations after income taxes	1,445	1,387
Income from discontinued operations after taxes	—	1,968

Net income	1,445	3,355

Less: Net income attributable to noncontrolling interests	6	7

Net income attributable to DuPont	$1,439	$3,348

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$1.56	$1.48
Basic earnings per share of common stock from discontinued operations	—	2.12
Basic earnings per share of common stock	$1.56	$3.60

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$1.54	$1.47
Diluted earnings per share of common stock from discontinued operations	—	2.10
Diluted earnings per share of common stock	$1.54	$3.58

Dividends per share of common stock	$0.45	$0.43
Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	923,461,000	928,348,000
Diluted	930,732,000	935,390,000

(a) See Schedule B for detail of significant items.
(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended March 31,
	2014	2013	% Change
Income from continuing operations after income taxes (GAAP)	$1,445	$1,387	4%
Less: Significant items (charge) benefit included in income from continuing operations after income taxes (per Schedule B)	(12)	20
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(21)	(99)
Net income attributable to noncontrolling interest	6	7
Operating earnings	$1,472	$1,459	1%

EPS from continuing operations (GAAP)	$1.54	$1.47	5%
Significant items (charge) benefit included in EPS (per Schedule B)	(0.01)	0.02
Non-operating pension/OPEB costs included in EPS	(0.03)	(0.11)
Operating EPS	$1.58	$1.56	1%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$3,782	$8,941
Marketable securities	67	145
Accounts and notes receivable, net	8,040	6,047
Inventories	7,610	8,042
Prepaid expenses	338	206
Deferred income taxes	795	775
Assets held for sale	202	228
Total current assets	20,834	24,384
Property, plant and equipment, net of accumulated depreciation (March 31, 2014- $19,626; December 31, 2013 - $19,438)	13,003	12,993
Goodwill	4,698	4,713
Other intangible assets	4,975	5,096
Investment in affiliates	987	1,011
Deferred income taxes	2,394	2,353
Other assets	909	949
Total	$47,800	$51,499

Liabilities and Equity
Current liabilities
Accounts payable	$3,905	$5,180
Short-term borrowings and capital lease obligations	2,019	1,721
Income taxes	347	247
Other accrued liabilities	4,814	6,219
Total current liabilities	11,085	13,367
Long-term borrowings and capital lease obligations	9,298	10,741
Other liabilities	10,032	10,179
Deferred income taxes	943	926
Total liabilities	31,358	35,213

Commitments and contingent liabilities

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at March 31, 2014 - 1,004,738,000; December 31, 2013 - 1,014,027,000)	301	304
Additional paid-in capital	10,880	11,072
Reinvested earnings	17,091	16,784
Accumulated other comprehensive loss	(5,402)	(5,441)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2014 and December 31, 2013)	(6,727)	(6,727)
Total DuPont stockholders' equity	16,380	16,229
Noncontrolling interests	62	57
Total equity	16,442	16,286
Total	$47,800	$51,499

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Three Months Ended March 31,
	2014	2013
Total Company
Net income	$1,445	$3,355
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	312	327
Amortization	125	106
Other operating charges and credits - net	313	(23)
Gain on sale of business	—	(2,683)
Contributions to pension plans	(101)	(110)
Change in operating assets and liabilities - net	(4,515)	(3,639)
Cash used for operating activities	(2,421)	(2,667)

Investing activities
Purchases of property, plant and equipment	(320)	(321)
Investments in affiliates	(22)	(18)
Proceeds from sale of business - net	—	4,815
Proceeds from sales of assets - net	7	83
Net decrease in short-term financial instruments	80	99
Forward exchange contract settlements	15	(47)
Other investing activities - net	4	(3)
Cash (used for) provided by investing activities	(236)	4,608

Financing activities
Dividends paid to stockholders	(420)	(405)
Net (decrease) increase in borrowings	(1,127)	1,558
Repurchase of common stock	(1,061)	(1,000)
Proceeds from exercise of stock options	153	117
Other financing activities - net	(14)	61
Cash (used for) provided by financing activities	(2,469)	331

Effect of exchange rate changes on cash	(33)	(96)

(Decrease) increase in cash and cash equivalents	(5,159)	2,176

Cash and cash equivalents at beginning of period	8,941	4,379

Cash and cash equivalents at end of period	$3,782	$6,555

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Three Months Ended March 31,
	2014	2013
Cash used for operating activities	$(2,421)	$(2,667)
Purchases of property, plant and equipment	(320)	(321)
Free cash flow	$(2,741)	$(2,988)

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2014	2013	2014	2013	2014	2013
1st Quarter
Separation transaction costs (a)	$(16)	$—	$(12)	$—	$(0.01)	$—
Customer claims charge (b)	—	(35)	—	(22)	—	(0.02)
Income tax items (c)	—	—	—	42	—	0.04
1st Quarter - Total	$(16)	$(35)	$(12)	$20	$(0.01)	$0.02

(a)
First quarter 2014 included a charge of $(16) recorded in Other operating charges associated with transaction costs related to the separation of the Performance Chemicals segment. For full-year 2014, costs associated with the separation are expected to be approximately $(170), $(0.13) per share.

(b)
First quarter 2013 included a charge of $(35) recorded in Other operating charges associated with resolving claims related to the use of the Imprelis® herbicide. The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. To date, the company has received $73 of insurance recoveries from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain. The company had accruals of $426 related to these claims at March 31, 2014. These charges relate to the Agriculture segment.

(c)
First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended March 31,
SEGMENT SALES (1)	2014	2013
Agriculture	$4,394	$4,669
Electronics & Communications	580	616
Industrial Biosciences	301	289
Nutrition & Health	861	868
Performance Chemicals	1,532	1,585
Performance Materials	1,593	1,559
Safety & Protection	947	907
Other	1	1
Total Segment sales	10,209	10,494

Elimination of transfers	(81)	(86)
Consolidated net sales	$10,128	$10,408

(1) Sales for the reporting segments include transfers.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)
	Three Months Ended March 31,
INCOME FROM CONTINUING OPERATIONS (GAAP)	2014	2013
Agriculture	$1,442	$1,481
Electronics & Communications	75	49
Industrial Biosciences	56	41
Nutrition & Health	93	76
Performance Chemicals	200	251
Performance Materials	299	292
Safety & Protection	175	138
Other	(92)	(87)
Total Segment PTOI	2,248	2,241

Corporate expenses	(217)	(214)
Interest expense	(103)	(117)
Non-operating pension/OPEB costs	(30)	(147)
Net exchange (losses) gains (1)	(96)	11
Income before income taxes from continuing operations	$1,802	$1,774

	Three Months Ended March 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2014	2013
Agriculture	$—	$(35)
Electronics & Communications	—	—
Industrial Biosciences	—	—
Nutrition & Health	—	—
Performance Chemicals	—	—
Performance Materials	—	—
Safety & Protection	—	—
Other	—	—
Total significant items by segment	—	(35)
Corporate expenses	(16)	—
Total significant items before income taxes	$(16)	$(35)

	Three Months Ended March 31,
OPERATING EARNINGS	2014	2013
Agriculture	$1,442	$1,516
Electronics & Communications	75	49
Industrial Biosciences	56	41
Nutrition & Health	93	76
Performance Chemicals	200	251
Performance Materials	299	292
Safety & Protection	175	138
Other	(92)	(87)
Total segment operating earnings	2,248	2,276
Corporate expenses	(201)	(214)
Interest expense	(103)	(117)
Operating earnings before income taxes and exchange gains (losses)	1,944	1,945
Net exchange (losses) gains (1)	(96)	11
Operating earnings before income taxes	$1,848	$1,956

(1) See Schedule D for additional information on exchange gains and losses.
(2) See Schedule B for detail of significant items.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2014	2013
Income from continuing operations before income taxes	$1,802	$1,774
Add: Significant items before income taxes	16	35
Add: Non-operating pension/OPEB costs	30	147
Operating earnings before income taxes	$1,848	$1,956
Less: Net income attributable to noncontrolling interests	6	7
Add: Interest expense	103	117
Adjusted EBIT from operating earnings	1,945	2,066
Add: Depreciation and amortization	437	433
Adjusted EBITDA from operating earnings	$2,382	$2,499

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2014 Outlook	2013 Actual
Operating EPS	$4.20 - $4.45	$3.88

Significant items
Separation transaction costs	(0.13)
Tax items		0.02
Customer claims charges		(0.24)
Restructuring charge/adjustments		—
Litigation settlement		(0.05)
Asset impairment charge		(0.18)

Non-operating pension/OPEB costs - estimate	(0.09)	(0.39)

EPS from continuing operations (GAAP)	$3.98 - $4.23	$3.04

2014 Operating EPS excludes the potential gain on sale of Glass Laminating Solutions/Vinyls.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended March 31,
	2014	2013
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(50)	$(95)
Local tax benefits (expenses)	12	3
Net after-tax impact from subsidiary exchange gains (losses)	$(38)	$(92)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(46)	$106
Tax benefits (expenses)	16	(37)
Net after-tax impact from hedging program exchange gains (losses)	$(30)	$69

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(96)	$11
Tax benefits (expenses)	28	(34)
Net after-tax exchange gains (losses) (1)	$(68)	$(23)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary/Affiliate Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

(1) The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $0 and $(5) for the three months ended March 31, 2014 and 2013.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended March 31,
	2014	2013
Income from continuing operations before income taxes	$1,802	$1,774
Add: Significant items - (benefit) charge (2)	16	35
Non-operating pension/OPEB costs	30	147
Less: Net exchange (losses) gains	(96)	11
Income from continuing operations before income taxes, significant items,
exchange gains (losses), and non-operating pension/OPEB costs	$1,944	$1,945

Provision for income taxes on continuing operations	$357	$387
Add: Tax benefits on significant items	4	55
Tax benefits on non-operating pension/OPEB costs	9	48
Tax benefits on exchange gains/losses	28	(34)
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$398	$456

Effective income tax rate	19.8%	21.8%
Significant items effect and non-operating pension/OPEB costs effect	0.2%	3.3%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	20.0%	25.1%
Exchange gains (losses) effect	0.5%	(1.7)%
Base income tax rate from continuing operations	20.5%	23.4%

(2) See Schedule B for detail of significant items.